                             CERTIFICATE OF INCORPORATION

                                          OF

                                   MED-SEARCH, INC.


     1. NAME: The name of the corporation is Med-Search, Inc. (hereafter, the "corporation").

     2. REGISTERED OFFICE: The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, and its registered agent is Corporate Agents, Inc.

     3. PURPOSE: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

     4.   CORPORATE STOCK:
          a. The total number of shares of stock which the corporation shall have authority to issue is Thirty Million (30,000,000) shares, consisting of Twenty-nine Million (29,000,000) shares of Common Stock, having a par value of $.01 per share, and One Million (1,000,000) shares of Preferred Stock, having a par value of $.01 per share.

          b. Shares of the Preferred Stock of the corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any class or series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the class or series of Preferred Stock.

          c. The shares of Common Stock and Preferred Stock shall be issued only as fully paid and non-assessable shares.

          d. Holders of shares of Common Stock shall be entitled to one (1) vote for each share held of record. Shares of the Common Stock shall have no preference over any other shares of capital stock of the corporation with respect to distribution of assets on dissolution or liquidation or with respect to payment of dividends.

     5.   DIRECTORS:
          a. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors consisting of an odd number of not less than three (3) directors nor more than seven (7) directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. The term of the initial Class I directors shall terminate on the date of the 1994 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1995 annual meeting of stockholders and the term of the initial Class III directors shall terminate of the date of the 1996 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1994, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as reasonably possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent directors. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and not by the stockholders. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the terms of the class to which such director shall have been elected.

          b. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the corporation may be removed from office at any time, for cause only, by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of the corporation then entitled to vote generally in the election of directors, considered for purposes of this Paragraph 5(b) as one class.

          c. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the


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

election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Paragraph 4(b) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Paragraph 5 unless expressly provided by such terms.

     6.   STOCKHOLDERS:
          a. SPECIAL MEETINGS: Special meetings of the stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the Chairman of the Board, or by the Chief Executive Officer or President of the corporation.

          b. MEETINGS LOCATION: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

          c. POWER OF STOCKHOLDERS: Bylaws may be adopted, amended, or repealed by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of the corporation except as otherwise provided by law or by this Certificate of Incorporation.

          d. POWER OF DIRECTORS: Subject to the rights of stockholders as provided in Paragraph 6(c) to adopt, amend or repeal Bylaws and except as otherwise provided in Paragraph 6(c), Bylaws may be adopted, amended or repealed by the Board of Directors at any regular or special meeting thereof.

          e. ELECTION OF DIRECTORS BY BALLOT: Election of directors need not be by ballot unless a stockholder demands election by ballot at the meeting and before the voting begins.

          f. VOTE OF STOCKHOLDERS: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the Bylaws of the corporation, and may not be taken by a written consent of the stockholders pursuant to the GCL unless such action by consent shall be authorized by resolution of the Board of Directors.

     7. LIMITATION ON LIABILITY OF DIRECTORS: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the


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

GCL or (iv) for any transaction from which the director derived an improper personal benefit. If, and to the extent final legal determination is ever made that and for so long as Section 204(a)(10) or Section 317 of the California Corporations Code (as now or hereafter in effect) are applicable to the corporation, the provisions of Paragraphs 7 and 8 hereof shall apply only to the extent necessary and permissible under the GCL so that such Paragraphs shall comply with Sections 204(a)(10) and 317. No amendment to or repeal of this Paragraph 7 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     8.   INDEMNITY:
          a. RIGHT TO INDEMNIFICATION: Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she is or was a director or officer of this corporation or, while a director or officer of this corporation, is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans ("indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by this corporation to the fullest extent authorized by the GCL against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974 or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by indemnitee in connection therewith and such indemnification shall continue as to any indemnitee who has ceased to be director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors or administrators; provided, however, that except as provided in Paragraph 8(d) with respect to proceedings to enforce rights of indemnification this corporation shall indemnify any indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of this corporation. The right to indemnification conferred in these Paragraphs 8(a) - (e) shall be a contract right and shall include the right to be paid by this corporation the expenses incurred in defending such proceeding in advance of its final disposition; provided, however, that, if the GCL requires, the payment of such expenses incurred by indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by an indemnitee while a director or officer, including, without limitation, service with respect to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to this corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial determination from which there is no right to appeal that such indemnitee is not entitled to be indemnified under these Paragraphs 8(a) - (e) or otherwise. This corporation may, by action of its Board of Directors, provide indemnification to employees and agents of this corporation and any subsidiary of this corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          b. NON-EXCLUSIVITY OF RIGHTS: The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in these Paragraphs 8(a) - (e) shall not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          c. INSURANCE: The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

          d.   RIGHT OF INDEMNITEE TO BRING SUIT:  If a claim under Paragraph
(a) of this Paragraph 8 is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of the undertaking, the indemnitee shall be entitled to be paid also the expense of the prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the GCL, and, in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the GCL. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee, has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Paragraph 8(d) or otherwise shall be on the corporation.

          e. In any suit or proceeding with respect to the corporation's refusal to grant indemnification, (i) the corporation shall conclusively be deemed to have acted in good faith and to have fully complied with any implied covenant of good faith and fair dealing unless the indemnitee affirmatively proves by clear and convincing evidence that the corporation acted or omitted to act without any reasonable basis; and (ii) no indemnitees shall be entitled hereunder or otherwise to consequential damages, including without limitation, damages for inconvenience, emotional distress, lost profits, injury to privacy, publicity, or reputation, or punitive damages, all of which are expressly waived.

     9.   CERTAIN EXTRAORDINARY TRANSACTIONS:
          a. Except as set forth in Paragraph 9(b) the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of the corporation entitled to vote on the applicable Record Date shall be required for:

               (i) any merger or consolidation to which the corporation, or any of its subsidiaries, and an Interested Person (as hereinafter defined) are parties;

               (ii) any sale, lease, exchange or other disposition by the corporation, or any of its subsidiaries, of all or substantially all of the corporation's or its subsidiaries'assets to an Interested Person.

               (iii) any purchase or other acquisition by the corporation, or any of its subsidiaries, of assets or stock of an Interested Person, the aggregate purchase price of which exceeds $20,000,000.00; and

               (iv) any other transaction with an Interested Person which requires the approval of the stockholders of the corporation under the Delaware General Corporation Law, as in effect from time to time.

          b. The provisions of Paragraph 9(a) shall not be applicable to any transaction described therein if such transaction is approved by resolution of the Board, provided that a majority of the members of the Board voting for the approval of such transaction were duly elected and acting members of the Board prior to the time that the person, firm or corporation, or any group thereof, with whom such transaction is proposed, became an Interested Person.

          c. As used in this Paragraph 9, the term "Interested Person" shall mean any person, firm or corporation, or any group thereof, acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm, or corporation or group, which owns of record or beneficially, directly or indirectly, five percent (5%) or more of the shares of any class of voting securities of the corporation.

          10. RESERVED POWER TO AMEND: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, provided that, no such amendment, alteration, change or repeal shall be made without the affirmative vote of the holders of not less that seventy-five percent (75%) of the outstanding shares of stock of the corporation entitled to vote in order to alter, amend or repeal this Paragraph 10 or Paragraphs 5(b), 6, 7, 8 and 9, and all rights conferred herein are granted subject to this reservation.

          The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is her act and deed and that the facts stated therein are true.



                                        By:      /s/ Amy A. Ruhl
                                           -------------------------------------
                                             Amy A. Ruhl, Incorporator
                                             14724 Ventura Boulevard, #610
                                             Sherman Oaks, CA 91403

                               CERTIFICATE OF AMENDMENT
                           OF CERTIFICATE OF INCORPORATION
                                 OF MED-SEARCH, INC.


     MED-SEARCH, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     1.   The name of the Corporation is Med-Search, Inc.

     2. On March 25, 1996, the Board of Directors of the Corporation adopted by unanimous written consent a resolution proposing and declaring advisable an amendment to the certificate of incorporation of the Corporation as follows:

          "4.  CORPORATE STOCK:

               a. The total number of shares of stock which the corporation shall have authority to issue is Two Hundred Fifty-One Million (251,000,000) shares, consisting of Two Hundred Fifty Million (250,000,000) shares of Common Stock, having a par value of $.01 per share, and One Million (1,000,000) shares of Preferred Stock, having a par value of $.01 per share."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware and any notice required to be given thereunder has been given.

     Signed and attested to on July 15, 1996.



                                   /s/ T.L. Worthylake
                                   -------------------------------------
                                   Terry L. Worthylake, President

ATTEST:



/s/ Barbara Noble
---------------------------------
Barbara Noble, Secretary

                               CERTIFICATE OF AMENDMENT
                           OF CERTIFICATE OF INCORPORATION
                                 OF MED-SEARCH, INC.


     MED-SEARCH, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     1.   The name of the Corporation is Med-Search, Inc.

     2. On March 25, 1996, the Board of Directors of the Corporation adopted by unanimous written consent resolutions proposing and declaring advisable amendments to the certificate of incorporation of the Corporation as follows:

          "1. NAME: The name of the corporation is Prospect Medical Holdings, Inc. (hereafter, the "corporation")."

          "4.  CORPORATE STOCK:

               a. The total number of shares of stock which the corporation shall have authority to issue is Forty-One Million (41,000,000) shares, consisting of Forty Million (40,000,000) shares of Common Stock, having a par value of $.01 per share, and One Million (1,000,000) shares of Preferred Stock, having a par value of $.01 per share. Upon the amendment of this Paragraph to read as herein set forth, each forty-four (44) outstanding shares of Common Stock shall be converted and combined into one (1) outstanding share of Common Stock. No fractional shares shall be issued pursuant to this amendment. Each stockholder who would otherwise be entitled to receive a fractional share shall receive, in lieu thereof, a cash payment from the Corporation determined by multiplying such fractional share of Common Stock by forty-four times the average last reported bid price of a share of previously existing Common Stock on the OTC Bulletin Board for the ten trading days immediately preceding the effective date, and upon such other terms as the officers of the Corporation, in their sole discretion, deem to be advisable and in the best interests of the Corporation."

     3. The amendments of the certificate of incorporation herein certified have been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware and any notice required to be given thereunder has been given.

     4. The amendments of the certificate of incorporation set forth herein shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

     Signed and attested to on July 31, 1996.



                                   /s/ Jacob Y. Terner, M.D.
                                   -------------------------------------
                                   Jacob Y. Terner, M.D.
                                   Chief Executive Officer

ATTEST:



/s/ Gregg DeNicola
---------------------------------
Gregg DeNicola, M.D.
Secretary


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